SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2018

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Drive

            Denver, North Carolina 28037

(Address of Principal Executive Offices)

(Zip Code)

                           (828) 464-8741

(Registrant’s Telephone Number, Including Area Code)

                             Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	Air T, Inc. (the “Company”) held its 2018 annual meeting of stockholders on August 22, 2018.

(b)	At the annual meeting:

•	Seth Barkett, Raymond Cabillot, William Foudray, Gary Kohler, Peter McClung, Andrew Stumpf, Nicholas Swenson and Travis Swenson were elected as directors;

•

the stockholders approved a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the annual meeting; and

•	the stockholders approved a resolution ratifying the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.

The tabulation of votes with respect to each of these matters is set forth below:

Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-votes
Seth Barkett	1,510,756	15,238	439,040
Raymond Cabillot	1,513,121	12,873	439,040
William Foudray	1,513,121	12,873	439,040
Gary Kohler	1,315,179	210,815	439,040
Peter McClung	1,515,156	10,838	439,040
Andrew Stumpf	1,493,803	32,191	439,040
Nicholas Swenson	1,511,056	14,938	439,040
Travis Swenson	1,514,956	11,038	439,040

Advisory Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-votes
1,521,482	4,059	453	463,040

Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
1,963,073	1,861	100

There were no broker non-votes with respect to the ratification of the independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2018

AIR T, INC.

By:	/s/ Brett Reynolds
Brett Reynolds, Chief Financial Officer

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